Exhibit 99.1

FOR IMMEDIATE RELEASE

Zosano Announces $15 Million Debt Financing

FREMONT, CA, June 29, 2015 – Zosano Pharma Corporation (NASDAQ: ZSAN), a clinical-stage specialty pharmaceutical company that has developed a proprietary transdermal microneedle patch system to deliver therapeutics conveniently through the skin for the treatment of a variety of indications, today announced that it has secured $15.0 million in debt financing through Hercules Technology Growth Capital, Inc. (NYSE: HTGC). Zosano amended its existing secured-term loan facility with Hercules to increase the total loan amount to $15.0 million, with an approximately $11.7 advance made to Zosano at closing of the loan amendment.

“This debt financing allows Zosano to improve its overall cost of capital, to extend the original Hercules loan term by 18 months through the payoff of existing debt, and to better align the company’s cash runway with its strategic plans,” said Vikram Lamba, CEO of Zosano Pharma.

Zosano Pharma has used approximately $11.4 million of the proceeds from this financing to prepay all amounts owing to BioMed Ventures under a 2012 promissory note, and will make interest-only payments to Hercules on the $15.0 million principal balance of the term loan on a monthly basis for twelve months beginning July 1, 2015 (or for 18 months if Zosano satisfies certain financing conditions), with repayment of the principal balance amortized in equal monthly installments of principal and interest after the interest-only period and through the loan’s December 1, 2018 maturity date. Under the amended term loan facility, the floating interest rate has been reduced to a per annum rate equal to the greater of (x) 7.95 percent plus the “prime rate” as reported in The Wall Street Journal minus 5.25 percent and (y) 7.95 percent. In addition, Zosano Pharma issued Hercules a warrant to purchase 40,705 shares of its common stock at an exercise price of $7.37 per share.

Further information with the respect to the amendment of the secured term loan facility with Hercules is contained in a Current Report on Form 8-K to be filed by Zosano Pharma on June 29, 2015 with the Securities and Exchange Commission.

About Zosano Pharma

Zosano Pharma Corporation is a clinical-stage specialty pharmaceutical company that has developed a proprietary transdermal microneedle patch system to deliver drug formulations through the skin for the treatment of a variety of indications. Zosano Pharma’s microneedle patch system offers rapid onset, consistent drug delivery, improved ease of use and room-temperature stability, benefits that the company believes often are unavailable using oral formulations or injections. Zosano Pharma’s microneedle patch system has the potential to deliver numerous medications for a wide variety of indications in commercially attractive markets. It has been tested in more than 400 patients with over 30,000 patches successfully applied to humans in Phase 1 and Phase 2 clinical studies. Learn more at www.zosanopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding expectations, beliefs and future events. Readers are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” “unaudited,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict and actual outcomes may differ materially. These include risks and uncertainties, without limitation, associated with the process of discovering, developing and commercializing products that are safe and effective for use as human therapeutics, risks inherent in the effort to build a business around such products and other risks and uncertainties described under the heading “Risk Factors” in Zosano Pharma Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with Securities and Exchange Commission on March 26, 2015. Although the company believes that the expectations reflected in these forward-looking statements are reasonable, it cannot in any way guarantee that the future results, level of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. All forward-looking statements are based on information currently available to Zosano Pharma and Zosano Pharma assumes no obligation to update any such forward-looking statements.

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Zosano Contact:

Vikram Lamba

Chief Executive Officer

510-745-1200

Investor Contact:

Paul Chun

Westwicke Partners

858-356-5931

paul.chun@westwicke.com

Media Contact:

Jamie Lacey-Moreira

PressComm PR, LLC

410-299-3310

jamielacey@presscommpr.com